September 4, 2003



Energy Partners, Ltd.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana  70170

         Re: Energy Partners, Ltd. 8 3/4%
             Senior Notes due 2010

Ladies and Gentlemen:

     As special counsel for Energy Partners, Ltd., a Delaware corporation ("EPL"), and EPL of Louisiana, L.L.C. and Nighthawk, L.L.C., each a Louisiana limited liability company (each a "Louisiana Guarantor" and collectively the "Louisiana Guarantors"), we furnish this opinion in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer set forth in the Registration Statement, pursuant to which $150,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2010 (the "Exchange Securities") of EPL will be issued under the Indenture between EPL and Wells Fargo Bank, N.A., as Trustee, dated as of August 5, 2003 (the "Indenture") for a like principal amount of the outstanding 8 3/4% Senior Notes due 2010 of EPL. The Exchange Securities will be fully and unconditionally guaranteed on a senior unsecured basis by each of EPL Pipeline, L.L.C., the Louisiana Guarantors, Delaware EPL of Texas, LLC and EPL Pioneer Houston, Inc.

     In connection with issuing this opinion, we have examined (a) originals or copies, certified by the Secretary of the relevant Louisiana Guarantor as being true and correct, of the organizational and governing documents of each of the Louisiana Guarantors, (b) copies, certified by the Secretary of the relevant Louisiana Guarantor as being true and correct, of resolutions adopted by the Managers of each of the Louisiana Guarantors in connection with the transactions contemplated in the Registration Statement and adopted and confirmed by the sole member of each of the Louisiana Guarantors, and (c) such certificates of public officials and other documents and records as we have deemed necessary as the basis for the opinions expressed herein. As to various questions of fact material to our opinions, we have relied, to the extent we have deemed appropriate and to the extent that we do not have knowledge of contrary facts, upon certificates of officers of the Louisiana Guarantors delivered to us in connection with the issuance of this opinion.

     In our examinations, we have, with your permission, assumed:


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Energy Partners, Ltd.
September 4, 2003
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     (a) that all signatures, other than the signatures of officers of the
Louisiana Guarantors, on all documents submitted to us are genuine;

     (b) the authority of all parties acting in representative capacities for parties other than the Louisiana Guarantors;

     (c) the capacity of all individuals executing any of the documents submitted to or reviewed by us;

     (d) that all documents submitted to us as originals are authentic and complete;

     (e) that all documents submitted to us as copies are true, correct, and complete copies of the originals thereof;

     (f) that each of the parties to the documents reviewed in connection with this opinion, other than the Louisiana Guarantors, has the power, authority, and legal right to execute and deliver those of such documents to which it is a party and to perform its obligations thereunder;

     (g) that all requisite action on the part of each of the parties to the documents reviewed in connection with this opinion, other than the Louisiana Guarantors, in connection with the execution and delivery of those of such documents to which it is a party has been accomplished;

     (h) that those of the documents reviewed in connection with this opinion represent legal, valid and binding obligations of each of the parties to such documents, other than the Louisiana Guarantors, enforceable against such parties in accordance with their respective terms; and

     (i) that the initial purchasers of the outstanding 8 3/4% Senior Notes due 2010 of EPL delivered the purchase price for such securities.

     Based solely on our review of the documents listed above and the assumptions set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion, subject to the qualifications and limitations set forth below, that:


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Energy Partners, Ltd.
September 4, 2003
Page 3


     1. Each of the Louisiana Guarantors has been duly organized and is validly existing as a limited liability company under the Louisiana Limited Liability Company Law.

     2. The execution and delivery of the Indenture has been duly authorized by each of the Louisiana Guarantors.

     3. The guarantee made by each Louisiana Guarantor pursuant to Article X of the Indenture has been duly authorized by each Louisiana Guarantor and is applicable to the Exchange Securities to be issued under the Indenture.

     4. The Indenture or a counterpart thereof has been duly executed and delivered by each Louisiana Guarantor.

     The opinions expressed herein are as of the date hereof. We assume no, and expressly disclaim any, obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     We limit the opinions expressed above in all respects to the federal laws of the United States of America and the Louisiana Limited Liability Company Law, each as in effect on the date hereof, and express no opinion as to any other laws. The scope of this opinion is limited to the issues specifically considered herein, and no further or more expansive opinion is to be implied from such opinions expressed herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder. Further in this regard, we confirm that we have not participated in the preparation of the Registration Statement.

                                           Very truly yours,


                                           /s/ JACKSON WALKER L.L.P.
                                           ----------------------------
                                           JACKSON WALKER L.L.P.